UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2009

Date of Report (Date of earliest event reported)

HURON CONSULTING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 31, 2009, Huron Consulting Group Inc. (the “Company”) issued a press release announcing that it will restate its financial statements for the fiscal years 2006, 2007 and 2008 and the first quarter of 2009, to correct the Company’s accounting for certain acquisition-related payments received by the sellers in connection with the sale of certain acquired businesses that were subsequently redistributed among themselves and to other select Huron employees. More information concerning the restatement is discussed below under Item 4.02, which discussion is incorporated by reference herein.

The press release also announced preliminary second quarter revenue estimates and preliminary selected restated financial information for each of the years ended December 31, 2006, 2007 and 2008 and for the quarter ended March 31, 2009. This information is unaudited and subject to change.

A copy of the press release is filed as Exhibit 99.1 attached hereto and is incorporated in this report as if fully set forth herein.

The information furnished pursuant to this Item 2.02 and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On July 31, 2009, the Company issued a press release announcing that it will restate its financial statements for the fiscal years 2006, 2007 and 2008 and the first quarter of 2009, to correct the Company’s accounting for certain acquisition-related payments received by the sellers in connection with the sale of certain acquired businesses that were subsequently redistributed among themselves and to other select Huron employees.

The restatement relates to four businesses that the Company acquired between 2005 and 2007 (the “Acquired Businesses”). Pursuant to the purchase agreements for each of these acquisitions, payments were made by the Company to the selling shareholders upon closing of the transaction and also, in some cases, upon the Acquired Businesses achieving specific financial performance targets over a number of years (“earn-outs”). These payments are collectively referred to as “acquisition-related payments.”

It recently came to the attention of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company that, in connection with one of these acquisitions, the selling shareholders had an agreement among themselves to reallocate a portion of the earn-out payments to an employee of the Company who was not a selling shareholder. Following this discovery, the Audit Committee commenced an inquiry into the relevant facts and circumstances of all of the Company’s prior acquisitions to determine if similar situations existed. The Audit Committee engaged legal and financial advisors to assist it with the inquiry and notified the Company’s independent auditors who had not previously been aware of the Shareholder and Employee Payments described below.

This inquiry resulted in the discovery that the selling shareholders of the Acquired Businesses:

1)	Redistributed portions of their acquisition-related payments among themselves in amounts that were not consistent with their ownership percentages (“Shareholder Payments”) at the date of acquisition by the Company. Such payments were dependent, in part, on continuing employment with Huron or on the achievement of personal performance measures; or

2)	Redistributed portions of their acquisition-related payments to certain Company employees (“Employee Payments”) who were not selling shareholders of the Acquired Businesses. Such payments were dependent on continuing employment with Huron or on the achievement of personal performance measures.

Under generally accepted accounting principles, including guidance promulgated by the U.S. Securities and Exchange Commission (the “SEC”), actions of economic interest holders in a company may be imputed to the company itself. As the selling shareholders meet the criteria of economic interest holders in the Company, the Shareholder Payments and the Employee Payments are imputed to the Company even when the amounts that are reallocated do not differ significantly from ownership percentages at the date of the acquisition by the Company. As a result, both the Shareholder Payments and the Employee Payments are required to be reflected as non-cash compensation expense of the Company with a corresponding increase to additional paid-in capital. There is no tax impact to these adjustments.

Accordingly, on July 27, 2009, the Audit Committee and the Board each concluded that the following financial statements should no longer be relied upon because of the errors in such financial statements:

•	The Company’s audited consolidated financial statements as of December 31, 2006, 2007 and 2008 and for each of the years then ended; and

•

The Company’s unaudited consolidated financial statements as of and for the three months ended March 31, 2006, 2007, 2008 and 2009, as of and for the three and six months ended June 30, 2006, 2007 and 2008 and as of and for the three and nine months ended September 30, 2006, 2007 and 2008.

As a result of the matters identified above, management is currently in the process of reviewing its internal control over financial reporting and expects that it will identify one or more material weaknesses in the Company’s internal control over financial reporting. The Company will also assess its disclosure controls and procedures.

The Company expects to file amended reports with respect to the periods in question, as well as its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as soon as practicable.

The foregoing information is based on currently available information. The inquiry into acquisition-related matters by the Company and review of these matters by the Company’s independent auditors are ongoing.

The Board and management have discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters discussed in this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 31, 2009, the Company announced that Gary E. Holdren, Chairman of the Board and the Company’s Chief Executive Officer has resigned as Chairman of the Board and Chief Executive Officer effective immediately and will leave the Company as of August 31, 2009, that Gary L. Burge has stepped down as the Company’s Chief Financial Officer effective immediately, but will continue with the Company until the end of the year and that Wayne Lipski has stepped down as the Company’s Chief Accounting Officer effective immediately and will be leaving the Company. No severance expenses are expected to be incurred by the Company as a result of these management changes.

(c) On July 31, 2009, the Company announced that the Board named George E. Massaro, currently Vice Chairman of the Board, Non-Executive Chairman of the Board, and appointed James H. Roth as Chief Executive Officer and James K. Rojas as Chief Financial Officer, all effective immediately.

Mr. Roth, age 51, was named Chief Executive Officer of the Company on July 30, 2009. Previously, he was Vice President, Health and Education Consulting for the Company since January 1, 2007. Since the Company’s inception in 2002, Mr. Roth has been a managing director and practice leader of the Company’s Higher Education Consulting Practice.

Mr. Rojas, age 41, was named Chief Financial Officer of the Company on July 30, 2009. Previously, he was the Executive Vice President and Chief Financial Officer of Stop & Shop and Giant Supermarket Company, a subsidiary of Ahold USA, Inc., a grocery retailer, from June 2007 to June 2009. Prior thereto, he was the Executive Vice President – Shared Services of Ahold USA, Inc. from January 2007 to June 2007. Prior thereto, he was the Executive Vice President and Chief Administration Officer of U.S. Foodservice, a broadline foodservice distributor, from January 2006 to December 2006. Prior thereto, Mr. Rojas was Vice President of Corporate Development for the Company from March 2005 through December 2005 and before that he was a managing director of Huron Consulting Services LLC from May 2002 through March 2005.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	July 31, 2009	/s/ James K. Rojas
Name: James K. Rojas
Title: Chief Financial Officer